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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

Synergy Software, Inc.                                         Michigan
c.w. Costello & Associates, inc.                               Michigan
Claremont Technology Group, Inc.                               Oregon
Sudbury River Consulting Group, Inc.                           Michigan
CBS Complete Business Solutions (Mauritius) Limited            Mauritius
CBSI Europe, N.V.                                              Belgium
CBSI Luxembourg S.A.                                           Luxemburg

Complete Business Solutions (India) Limited                    India